Exhibit 99.1

                          News Release

P.O. Box 110  •  Route 5  •  South Deerfield  •  MA  •  01373-0110

FOR IMMEDIATE RELEASE

Contact: Gregory Hunt
(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Reports Estimated

Unaudited Fiscal 2010 Fourth Quarter and Full Year Results

SOUTH DEERFIELD, Mass.—(BUSINESS WIRE)—Feb 2, 2011—Yankee Holding Corp. and The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) announced today the following preliminary estimated unaudited financial data for the thirteen weeks and fifty-two weeks ended January 1, 2011. Yankee Holding Corp. is a holding company formed in connection with the Company’s merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 and is the parent company of the Company.

The estimates set forth below are based upon currently available information.  Estimates of results are inherently uncertain and subject to change, and neither Yankee Candle Corp. nor the Company undertake any obligation to update this information.  The estimates contained in this press release may differ from actual results.  Actual results remain subject to the completion of management’s final review and final review by the audit committee of the Company’s board of directors, as well as the year-end audit by the Company’s registered independent public accountant.  During the course of the preparation of the financial statements and related notes, additional items that would require material adjustments to the preliminary financial information presented below may be identified.  The estimates set forth below were prepared by the Company and Yankee Holding Corp. and are subject to and based on a number of assumptions.

	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	January 2, 2010	January 1, 2011	% Change	January 2, 2010	January 1, 2011	% Change
	(Estimated unaudited)			(Estimated unaudited)
	($ in thousands)
Income Statement Data:
Retail Sales	$192,589	$200,000 to $201,000	3.8% to 4.4%	$401,262	$424,000 to $426,000	5.7% to 6.2%
Wholesale Sales	81,656	90,000 to 91,000	10.2% to 11.4%	279,802	306,000 to 308,000	9.4% to 10.1%
Total Sales	274,245	290,000 to 292,000	5.7% to 6.5%	681,064	730,000 to 734,000	7.2% to 7.8%
Adjusted EBITDA (1)	103,871	107,000 to 109,000	3.0% to 4.9%	180,301	192,000 to 194,000	6.5% to 7.6%

Other Financial Data:
Comparable sales, including Consumer Direct (2)	1.4%	(1.8)%	n/a	(3.0)%	0.7%	n/a
Capital expenditures	$3,755	$3,600 - $3,800	(4.1)% to 1.2%	15,587	$17,000 - $19,000	9.1% to 21.9%

Balance Sheet (as of end of period):
Cash and cash equivalents					$11,000 - $13,000
Total debt (3)					$901,125
Inventory					$66,000 - $68,000

(1)          EBITDA represents earnings/loss from continuing operations before interest, taxes, depreciation and amortization.  Adjusted EBITDA represents EBITDA before equity-based compensation, advisory fees paid to Madison Dearborn Partners, LLC (our equity sponsor), purchase accounting adjustments, costs associated with employee severance, lease-related terminations and other costs associated with the restructuring of our business and gains and losses realized on foreign currency.  These measures are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity.  We believe the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business.  We believe these measures are useful to investors because they help enable investors to evaluate our business in the same manner as our management evaluates our business, and because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors.  While EBITDA and Adjusted EBITDA are frequently used as a measure of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

Adjusted EBITDA is calculated as follows:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 2, 2010	January 1, 2011	January 2, 2010	January 1, 2011
		(Estimated)		(Estimated)
	(dollars in thousands)
Net income (loss)	$41,118	$50,200 to $52,200	$16,372	$40,200 to $42,200
Loss from discontinued operations, net of income taxes	78	100	7,696	400
Income tax provision for (benefit from) continuing operations	29,644	29,750	16,544	23,700
Interest expense, net - excluding amortization of deferred financing fees	20,630	15,100	86,347	79,800
Amortization of financing fees	2,336	1,700	5,998	4,800
Depreciation	6,840	6,600	27,042	25,800
Amortization	3,331	3,100	13,558	12,300

EBITDA from continuing operations	$103,977	$106,550 to $108,550	$173,557	$187,000 to $189,000
Equity-based compensation(a)	240	250	857	1,000
MDP advisory fees	375	400	1,500	1,500
Purchase accounting	305	350	1,171	1,300
Restructuring costs	—	—	1,881	800
Realized (gains) losses on foreign currency	(1,026)	(550)	1,335	400

Adjusted EBITDA	$103,871	$107,000 to $109,000	$180,301	$192,000 to $194,000

(a)          Non-cash charges relating to incentive compensation accounted for under ASC Topic 718.

(2)            Comparable store sales represent a comparison of sales during the corresponding fiscal periods for stores in our comparable store sales base. A store first enters our comparable store sales base in the fourteenth fiscal month of operation.  We have relocated only one store and had only seven store expansions or remodels over the last five years. In these instances, the stores were not excluded from our comparable store calculation due to the short period of time that the stores were closed. Permanently closed stores are excluded from the comparable store calculation beginning in the month in which the store closes.

(3)            Excludes amounts due under capital leases.

About Yankee Candle:

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry.  Yankee Candle has a 41-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts.  The Company sells its products through a North American wholesale customer network of approximately 20,200 store locations; a growing base of Company owned and operated retail stores (515 Yankee Candle Stores located in the U.S. as of January 1, 2011), direct mail catalogs, and its Internet website (www.yankeecandle.com).  Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 5,000 store locations and distributors covering a combined 47 countries as of January 1, 2011, and in Japan, China, Korea and other countries in Asia through its Asian distributors.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for fiscal 2010 and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events.  Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: risks associated with the current economic conditions and uncertain future outlook, including the credit and liquidity crisis; risks associated with customized manufacturing and distribution facilities; the inability to grow our business as planned; increases in the cost of wax; risks associated with competition in the giftware industry; risks associated with a material decline in consumers’ discretionary income; compliance with environmental laws and regulations; the inability to successfully open new stores; the loss or significant deterioration in the financial condition of wholesale customers; risks associated with the bankruptcy of wholesale customers; risks associated with our use of third-party fulfillment providers to supply goods to certain of our customers; disruption of product supply; the inability of counterparties to the Company’s senior secured credit facility and interest rate swaps to fulfill their obligations thereunder; risks associated with our dependence upon one industry; the loss of senior executive officers or the inability to attract and retain talent; the impact of pre-tax, non-cash impairment charges related to goodwill and other intangible assets; risks associated with our international operations; and the impact of seasonal and quarterly fluctuations on our business.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

SOURCE The Yankee Candle Company, Inc.